Exhibit 15.1

KPMG LLP Chartered Accountants PO Box 10426 777 Dunsmuir Street Vancouver BC V7Y 1K3 Canada	Telephone Fax Internet	(604) 691-3000 (604) 691-3031 www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The the Board of Directors

Cardiome Pharma Corp.

We consent to the incorporation by reference in the registration statement (No. 333-171219) on Form F-10 of Cardiome Pharma Corp. (the “Company”) of our report dated March 14, 2013, with respect to the consolidated balance sheets of the Company as at December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity and cash flows for each of the years in the three year period ended December 31, 2012, which report appears in the December 31, 2012 annual report on Form 20-F of the Company.

KPMG LLP (signed)

Chartered Accountants

Vancouver, Canada

March 14, 2013

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with  KPMG International Cooperative (“KPMG International”), a Swiss entity.
KPMG Canada provides services to KPMG LLP.